Exhibit 99.2

Going forward, when presenting the non-GAAP measure Adjusted EBITDA, the Company will no longer adjust for costs associated with new store openings. When presenting the non-GAAP measure Store-level Adjusted EBITDA, the Company will continue, as the Company has done in its prior SEC filings and earnings releases, to adjust for costs associated with new store openings.  The following is a recast of the historical comparable periods to conform to the revised presentation:

	Fiscal Year Ended
	January 27,	January 28,	January 30,	January 31,	January 25,	January 26,
	2018	2017	2016	2015	2014	2013
	(in thousands)
Net income (loss)	$31,812	$27,066	$3,574	$(436)	$(22,283)	$(9,749)
Interest expense, net	21,704	27,174	36,759	42,382	41,152	39,837
Loss on extinguishment of debt	—	2,715	36,046	—	—	20,744
Income tax provision (benefit)	33,845	15,722	(14,160)	4,357	59	(1,558)
Depreciation and amortization(a)	48,777	36,925	28,694	23,317	13,132	12,912
EBITDA	$136,138	$109,602	$90,913	$69,620	$32,060	$62,186
Legal settlements and consulting and other professional services(b)	5,734	2,478	3,506	4,633	2,874	3,609
Relocation and employee recruiting costs(c)	—	262	724	2,928	4,442	321
Management fees and expenses(d)	—	1,847	3,612	3,596	3,690	3,805
Stock-based compensation expense(e)	2,491	4,066	4,663	4,251	4,373	292
Impairment of trade name (f)	—	—	—	—	37,500	—
Stock-based compensation related to special one-time IPO bonus grant(g)	11,273	5,318	—	—	—	—
Non-cash rent(h)	3,334	2,320	2,398	1,795	1,367	1,730
Other(i)	1,829	384	(347)	1,881	(1,361)	8,567
Adjusted EBITDA	$160,799	$126,277	$105,469	$88,704	$84,945	$80,510
Costs associated with new store openings(j)	16,504	12,035	9,801	6,848	2,023	1,070
Corporate overhead expenses(k)	75,149	60,675	53,303	37,570	25,977	14,146
Store-level Adjusted EBITDA	$252,452	$198,987	$168,573	$133,122	$112,945	$95,726

	Thirteen Weeks Ended
	January 27, 2018	October 28, 2017	July 29, 2017	April 29, 2017	January 28, 2017
	(in thousands)
Net income	$9,855	$2,375	$9,533	$10,049	$15,258
Interest expense, net	5,770	5,626	5,422	4,886	5,287
Income tax provision	20,845	1,315	5,301	6,384	8,721
Depreciation and amortization(a)	13,835	12,255	11,851	10,836	10,547
EBITDA	$50,305	$21,571	$32,107	$32,155	$39,813
Legal settlements and consulting and other professional services(b)	1,181	1,756	1,243	1,554	(120)
Relocation and employee recruiting costs(c)	—	—	—	—	72
Stock-based compensation expense(e)	696	710	515	570	680
Stock-based compensation related to special one-time IPO bonus grant(g)	3,117	2,719	2,719	2,719	2,610
Non-cash rent(h)	1,170	657	1,040	468	161
Other(i)	1,624	220	74	(90)	(379)
Adjusted EBITDA	$58,093	$27,633	$37,698	$37,376	$42,837
Costs associated with new store openings(j)	3,990	4,514	4,041	3,959	2,335
Corporate overhead expenses(k)	19,705	18,652	19,050	17,742	15,735
Store-level Adjusted EBITDA	$81,788	$50,799	$60,789	$59,077	$60,907

(a)	Includes the portion of depreciation and amortization expenses that are classified as cost of sales in our consolidated statements of operations.

(b)

Primarily consists of (i) consulting and other professional fees with respect to tax consulting services as well as completed projects to enhance our merchandising, accounting, finance and human resource capabilities and other public company readiness initiatives, of $5.7 million, $2.5 million, $3.5 million, $2.8 million, $2.2 million and $3.1 million for fiscal years 2018, 2017, 2016, 2015, 2014 and 2013, respectively; and $1.2 million, $1.8 million, $1.2 million and $1.6 million for the thirteen weeks ended January 27, 2018, October 28, 2017, July 29, 2017 and April 29, 2017, respectively, and (ii) litigation settlement charges and related legal fees for certain claims and legal costs for other matters relating to events that arose prior to our acquisition by our Sponsors that have concluded in the amounts of $1.8 million, $0.7 million and $0.5 million fiscal years 2015, 2014 and 2013, respectively. Adjustments related to such items for the other periods presented were not material.

(c)

Primarily reflects (i) relocation expenses associated with moving our corporate headquarters from Houston, Texas, to Plano, Texas, late in fiscal year 2014 and related relocation bonuses and (ii) employee recruiting and relocation costs incurred in connection with the build-out of our management team. Corporate relocation expenses were $2.1 million for fiscal year 2015 and $3.2 million for fiscal year 2014. There were no adjustments related to corporate relocation costs for the other periods presented. Employee recruiting and relocation costs were $0.3 million, $0.7 million, $0.8 million, $1.2 million and $0.3 million for fiscal years 2017, 2016, 2015, 2014 and 2013, respectively. Adjustments related to such items for the other periods presented were not material.

(d)

Reflects management fees paid to our Sponsors in accordance with our management agreement. In connection with our initial public offering, the management agreement was terminated on August 3, 2016 and our Sponsors no longer receive management fees from us.

(e)	Non-cash stock-based compensation related to the ongoing equity incentive program that we have in place to incentivize and retain management.

(f)	Reflects the impairment of the Garden Ridge trade name as a result of our rebranding initiative.

(g)

Non-cash stock-based compensation associated with a special one-time initial public offering bonus grant to senior executives, which we do not consider in our evaluation of our ongoing performance. The grant was made in addition to the ongoing equity incentive program that we have in place to incentivize and retain management and was made to reward certain senior executives for historical performance and allow them to benefit from future successful outcomes for our Sponsors.

(h)

Consists of the non-cash portion of rent, which reflects (i) the extent to which our GAAP straight-line rent expense recognized exceeds or is less than our cash rent payments, partially offset by (ii) the amortization of deferred gains on sale-leaseback transactions that are recognized to rent expense on a straight-line basis through the applicable lease term. The offsetting amounts relating to the amortization of deferred gains on sale-leaseback transactions were $(6.3) million, $(4.7) million, $(3.2)

million, $(1.8) million and $(0.3) million for fiscal years 2018, 2017, 2016, 2015 and 2014, respectively; and $(1.7) million, $(1.6) million, $(1.5) million, $(1.5) million and $(1.5) million during the thirteen weeks ended January 27, 2018, October 28, 2017, July 29, 2017, April 29, 2017 and January 28, 2017, respectively. The GAAP straight-line rent expense adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth. For newer leases, our rent expense recognized typically exceeds our cash rent payments while for more mature leases, rent expense recognized is typically less than our cash rent payments.

(i)	Other adjustments include amounts our management believes are not representative of our ongoing operations, including:

•	for fiscal year 2018 and for the thirteen weeks ended January 27, 2018, an impairment charge of $2.4 million following the resolution of a legal matter;
•	for fiscal year 2017, a loss of $0.3 million recognized on the sale of land in connection with the expansion of our distribution center;
•

for fiscal year 2016, gain on the sale of our property in Houston, Texas of $(1.8) million and $(0.3) million related to various refunds for prior period taxes and audits, partially offset by $0.5 million in expenses incurred for a store closure;

•	for fiscal year 2015, asset retirements related to our rebranding of $0.6 million and $0.4 million for a store relocation;
•	for fiscal year 2014, an insurance reimbursement of $(1.6) million and a prior year audit refund of $(0.5) million; and
•	for fiscal year 2013, a $5.6 million exit payment to former management.

(j)

Reflects non-capital expenditures associated with opening new stores, including marketing and advertising, labor and cash occupancy expenses. Costs related to new store openings represent cash costs, and you should be aware that in the future we may incur expenses that are similar to these costs. We anticipate that we will continue to incur cash costs as we open new stores in the future. We opened 28, 24, 20, 16, ten and seven new stores during fiscal years 2018, 2017, 2016, 2015, 2014 and 2013, respectively; and five, eight, eight, seven and one new stores during the thirteen weeks ended January 27, 2018 October 28, 2017, July 29, 2017, April 29, 2017 and January 28, 2017, respectively.

(k)

Reflects corporate overhead expenses, which are not directly related to the profitability of our stores, to facilitate comparisons of store operating performance as we do not consider these corporate overhead expenses when evaluating the ongoing performance of our stores from period to period. Corporate overhead expenses, which are a component of selling, general and administrative expenses, are comprised of various home office general and administrative expenses such as payroll expenses, occupancy costs, marketing and advertising, and consulting and professional fees. Store-level Adjusted EBITDA should not be used as a substitute for consolidated measures of profitability or performance because it does not reflect corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. We anticipate that we will continue to incur corporate overhead expenses in future periods.

____________________

Note: All adjustments are consistent with the Company’s existing methodology and are described in its prior SEC filings and earnings releases, except that Adjusted EBITDA will no longer be adjusted for “Costs associated with new store openings”. Store-level Adjusted EBITDA will continue to be adjusted for “Costs associated with new store openings”.

Adjusted EBITDA and Store-level Adjusted EBITDA are financial measures that are not recognized under GAAP.

"Adjusted EBITDA" means net income before interest expense, net, loss from extinguishment of debt, income tax provision and depreciation and amortization, adjusted for the impact of certain other items permitted by our debt agreements, including certain legal settlements and consulting and other professional fees, relocation and employee recruiting incentives, management fees and expenses, stock-based compensation expense and non-cash rent.

“Store-level Adjusted EBITDA” means Adjusted EBITDA, adjusted further to exclude the impact of costs associated with new store openings and certain corporate overhead expenses, which we do not consider in our evaluation of the ongoing performance of our stores from period to period.

We present Adjusted EBITDA and Store-level Adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as interest, depreciation, amortization, impairment charges and taxes. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating our non-GAAP measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. In particular, Store-level Adjusted EBITDA does not reflect costs associated with new store openings, which are incurred on a limited basis with respect to any particular store when opened and are not indicative of ongoing core operating performance, and corporate overhead expenses that are necessary to allow us to effectively operate our stores and generate Store-level Adjusted EBITDA. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. In addition, Adjusted EBITDA and Store-level Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Adjusted EBITDA and Store-level Adjusted EBITDA have limitations as analytical tools and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA and Store-level Adjusted EBITDA only as supplemental information.